UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 9, 2006

Ryder System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11690 NW 105th Street, Miami, Florida		33178
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 9, 2006 and February 13, 2006, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Ryder System, Inc. (the "Company") approved certain compensation actions for the Company's "named executive officers" (as defined in Item 402(a)(3) of Regulation S-K). In addition, the Company’s independent directors approved certain compensation actions for Gregory T. Swienton, the Company’s Chief Executive Officer. The compensation actions taken by the Committee (and by the independent directors with respect to the CEO) included setting 2006 base salaries, approving 2005 incentive payments under the Ryder System, Inc. 2005 Management Incentive Plan and the Ryder System, Inc. Long-Term Incentive Plan, and granting stock options and performance-based restricted stock rights under the Ryder System, Inc. 2005 Equity Compensation Plan (the "Plan").

Incentive Plans. The Committee approved the terms and conditions of the 2006 annual incentive cash awards ("Awards") granted to the named executive officers under the Plan. Each Award provides for the payment of a target bonus amount (expressed as a percentage of the executive’s salary) based on the achievement of certain levels of net operating revenue, return on capital and earnings per share. The terms and conditions of the Awards are attached as Exhibit 10.1 of this Current Report on Form 8-K.

Performance-Based Restricted Stock Rights. The Committee approved the terms and conditions of the performance-based restricted stock rights granted to officers of the Company, including the named executive officers. The restricted stock will vest based on the Company’s total shareholder return (generally the change in the Company’s stock price over the performance period plus dividends paid) relative to the total shareholder return of the S&P 500 for the three–year performance period beginning January 1, 2006 and ending December 31, 2008. As part of the restricted stock award, if the restricted stock vests, the participants will also receive a cash award designed to approximate the amount of the participant’s tax liability relating to the restricted stock. The terms and conditions of the performance-based restricted stock rights are attached as Exhibit 10.2 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit 10.1 Terms and Conditions applicable to the 2006 Annual Incentive Cash Awards granted under the Ryder System, Inc. 2005 Equity Compensation Plan.

Exhibit 10.2 Terms and Conditions applicable to Performance-Based Restricted Stock Rights and Related Cash Awards granted under the Ryder System, Inc. 2005 Equity Compensation Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.

February 15, 2006	By:	/s/ Robert D. Fatovic

Name: Robert D. Fatovic
Title: Executive Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Terms and Conditions applicable to the 2006 Annual Incentive Cash Awards granted under the Ryder System, Inc. 2005 Equity Compensation Plan.
10.2	Terms and Conditions applicable to Performance-Based Restricted Stock Rights and Related Cash Awards granted under the Ryder System, Inc. 2005 Equity Compensation Plan.